EXHIBIT 10.63
                        FIRST AMENDMENT TO LEASE AGREEMENT

     THIS FIRST AMENDMENT TO LEASE AGREEMENT, made this 1st day of February, 1998, by and between AMERUS PROPERTIES, INC. (hereinafter called "Landlord") and AMERUS LIFE HOLDINGS, INC. (hereinafter called "Tenant").

                               W I T N E S S E T H:

     WHEREAS, by Lease dated December 31, 1997, Landlord did lease and demise unto Tenant those certain premises, therein more particularly described, for such rentals and upon such terms as more particularly set forth therein (hereinafter the "Lease"); and

     WHEREAS, Tenant desires to delete the third floor from the Lease until such time as Tenant has a need for such space; and

     WHEREAS, Landlord is in agreement to delete the third floor all on the terms contained herein.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually agreed to amend the Lease as follows:

     1. The definition of Premises shall exclude the 19,603 square feet on the third floor.

     2. Additionally, the rent under the Lease shall be reduced to $57,212.00 per month during the term of the Lease.

     3. Except as set forth herein, said Lease shall remain unchanged and in full force and effect as originally written.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed by their duly authorized representative on the day and year first above written.


LANDLORD:                               TENANT:
AMERUS PROPERTIES, INC.                 AMERUS LIFE HOLDINGS, INC.


By: /s/ Roger W. Langpaul               By: /s/ Thomas C. Godlasky
     Roger W. Langpaul, Vice President       Thomas C. Godlasky
                                             Executive Vice President